Exhibit 99.1

Famous Dave’s of America, Inc. Appoints Charles W. Mooty as

Chairman of the Board and Reports Results For Fiscal 2016

MINNEAPOLIS, March 6, 2017 – Famous Dave’s of America, Inc. (NASDAQ: DAVE) today announced that its Board of Directors has appointed current Board member and experienced industry executive, Charles W. Mooty Non-Executive Chairman of the Board, effective February 27, 2017. Mr. Mooty joined the Company’s board in December 2016.

A longtime member of the Minneapolis business community, Mr. Mooty has more than 21 years of experience in the restaurant industry, having served in key executive leadership positions at both the management and board level at International Dairy Queen, owned by Berkshire Hathaway Inc. Currently, Mr. Mooty serves as President and CEO of Jostens, Inc. Mr. Mooty succeeds Joseph Jacobs, the President and Co-Founder of Wexford Capital LP, who served as Non-Executive Chairman of the Board since 2015 and will remain on the Board of Directors.

“Since joining the Board, Chuck has demonstrated a deep passion for our Company and a relentless desire to work together to build strong momentum across the business. He has exhibited tremendous leadership and vision in setting a path for Famous Dave’s. The Board appreciates the proven experience and expertise Chuck brings to positioning Famous Dave’s for long-term success,” said Mr. Jacobs.

“As a strong believer in the brand, it is truly an honor to assume the responsibility of Chairman at this pivotal time for the Company and to further lead its evolution. I am confident that together with the leadership of the Board, our management team and our franchisees we will drive enhanced total returns for our shareholders,” said Mr. Mooty.

Today, the Company reported financial results for the fourth quarter and fiscal year ended January 1, 2017 compared to the fourth quarter and fiscal year ended January 3, 2016.

Highlights for the Fourth Quarter of 2016 include the following:

•	Franchise-operated restaurants comparable sales decreased 5.5%

•	Company-owned restaurants comparable sales decreased 5.0%

•	Opened one new franchise-operated restaurant and closed one

•	General and administrative expenses decreased approximately $1.0 million to $4.1 million

•	Completed new long-term Credit Agreement with a new bank partner

Highlights for Fiscal Year 2016 include the following:

•	Franchise-operated restaurants comparable sales decreased 4.7%

•	Company-owned restaurants comparable sales decreased 5.0%

•	Opened four new franchise-operated restaurants, refranchised seven, and closed seven

•	General and administrative expenses decreased approximately $2.3 million to $16.8 million

•	Net debt decreased by approximately $2.4 million

Financial Results

(in thousands except per share data)	Three Months Ended		Twelve Months Ended
	January 1, 2017	January 3, 2016	January 1, 2017	January 3, 2016
Revenue:
Total revenues (1)(2)	$22,593	$25,367	$99,179	$114,226

Operating income:
GAAP (loss) income from operations	(4.7)%	(1.8)%	(4.1)%	1.9%
Adjusted (loss) income from operations	(3.7)%	(4.5)%	0.9%	1.1%

(Loss) income per common share:
GAAP basic (loss) income from continuing operations	$(0.12)	$(0.05)	$(0.42)	$0.15
Adjusted basic (loss) income from continuing operations	$(0.10)	$(0.08)	$0.01	$0.04

(1)	The quarterly year over year decrease was primarily the result of a decline in Company-owned restaurant sales and franchise royalty revenue due to the previously mentioned comparable sales declines and changes in restaurant count; and the inclusion of the 53rd operating week in fiscal 2015.

(2)	The year over year decrease was primarily the result of a decline in Company-owned restaurant sales and franchise royalty revenue due to the previously mentioned comparable sales declines and changes in restaurant count; the inclusion of the 53rd operating week in fiscal 2015; and the refranchising of five Company-owned restaurants and the closure of one Company-owned restaurant in the third quarter of fiscal 2015.

CEO Comments

Mike Lister, Chief Executive and Operating Officer, commented, “while 2016 was a challenging year for the industry and Famous Dave’s, we remain focused on the all-important return of our Brand to a position of strength. The foundation of the Brand and the quality of our people is unquestionable. I am confident that together with the leadership of the Board, Chuck’s invaluable insights, and our people we will elevate Famous Dave’s to the next level.”

Conference Call

The company will host a conference call, March 6, 2017, at 3:30 p.m. Central Time to discuss its fourth quarter financial results. There will be a live webcast of the discussion through the Investor Relations section of Famous Dave’s web site at www.famousdaves.com.

Use of Non-GAAP Financial Measures

To supplement its financial statements, Famous Dave’s of America, Inc. also provides investors with adjusted net (loss) income per common share from continuing operations and adjusted (loss) income from operations which are non-GAAP financial measures. The Company believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. Famous Dave’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and planning purposes.

Adjusted net (loss) income per common share from continuing operations consists of net (loss) income from continuing operations plus non-cash items, such as, asset impairment, estimated lease termination and other closing costs, net gain on disposal of equipment, settlement agreements, VP level and above stock based compensation recapture, severance, and the related tax impact, divided by the weighted average number of shares of stock outstanding during each period presented. Famous Dave’s of America, Inc. believes adjusted net (loss) income loss per common share from continuing operations is useful to an investor because it is widely used to measure a company’s operating performance.

Adjusted (loss) income from operations consists of (loss) income from operations plus non-cash items, such as asset impairment, estimated lease termination and other closing costs, net gain on disposal of equipment, settlement agreements, VP level and above stock based compensation recapture and severance. Famous Dave’s uses adjusted (loss) income from operations as a measure of operating performance because it assists the Company in comparing performance on a consistent basis, as it removes from operating results the impact of non-cash events. The Company believes adjusted (loss) income from operations is useful to an investor in evaluating the company’s operating performance because it is widely used to measure a company’s operating performance and to present a meaningful measure of corporate performance exclusive of the impact of non-cash events and the method by which assets were acquired.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s consolidated financial statements and are subject to inherent limitations. Famous Dave’s of America, Inc. urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release. The tables appearing at the end of this release provide reconciliations of net (loss) income from continuing operations to adjusted net (loss) income per common share from continuing operations and adjusted (loss) income from operations.

Forward-Looking Statements

Statements in this press release that are not strictly historical, including but not limited to statements regarding the timing of our restaurant openings and the timing or success of our expansion plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, which may cause the company’s actual results to differ materially from expected results. Although Famous Dave’s of America, Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from Famous Dave’s expectation include financial performance, restaurant industry conditions, execution of restaurant development and construction programs, franchisee performance, changes in local or national economic conditions, availability of financing, governmental approvals and other risks detailed from time to time in the Company’s SEC reports.

About Famous Dave’s

Famous Dave’s of America, Inc. develops, owns, operates and franchises barbeque restaurants. As of March 6, 2017, the Company owns 35 locations and franchises 138 additional units in 32 states, the Commonwealth of Puerto Rico, Canada, and the United Arab Emirates. Its menu features award-winning barbequed and grilled meats, a selection of salads, sandwiches, side items, and made-from-scratch desserts.

Contact:	Dexter Newman – Chief Financial Officer
952-294-1300

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

JANUARY 1, 2017 AND JANUARY 3, 2016

(in thousands, except per share data)

(Unaudited)
	Three Months Ended		Twelve Months Ended
	January 1,	January 3,	January 1,	January 3,
	2017	2016	2017	2016
Revenue:
Restaurant sales, net	$18,498	$20,899	$81,511	$95,475
Franchise royalty revenue	3,722	4,279	16,375	17,542
Franchise fee revenue	155	—	290	255
Licensing and other revenue	218	189	1,003	954

Total revenue	22,593	25,367	99,179	114,226

Costs and expenses:
Food and beverage costs	5,636	6,353	25,256	29,093
Labor and benefits costs	6,885	7,579	28,208	32,553
Operating expenses	6,097	6,410	24,780	27,780
Depreciation and amortization	836	1,065	3,681	4,452
General and administrative expenses	4,120	5,094	16,753	19,021
Asset impairment and estimated lease termination and other closing costs (benefits)	104	(106)	4,788	1,520
Pre-opening expenses	—	—	—	1
Net gain on disposal of property	(15)	(581)	(197)	(2,337)

Total costs and expenses	23,663	25,814	103,269	112,083

(Loss) income from operations	(1,070)	(447)	(4,090)	2,143

Other expense:
Interest expense	(242)	(389)	(855)	(1,027)
Interest income	—	4	2	11
Other income (expense), net	—	(1)	1	—

Total other expense, net	(242)	(386)	(852)	(1,016)

(Loss) income before income taxes	(1,312)	(833)	(4,942)	1,127

Income tax benefit (expense)	485	526	2,000	(48)

Net (loss) income from continuing operations	(827)	(307)	(2,942)	1,079

Net (loss) income from discontinued operations, net of taxes	(115)	(5,636)	511	(5,463)

Net loss	$(942)	$(5,943)	$(2,431)	$(4,384)

(Loss) income per common share:
Basic net (loss) income from continuing operations	$(0.12)	$(0.05)	$(0.42)	$0.15

Basic net (loss) income from discontinued operations	$(0.02)	$(0.81)	$0.07	$(0.78)

Basic net loss	$(0.14)	$(0.86)	$(0.35)	$(0.63)

Diluted net (loss) income from continuing operations	$(0.12)	$(0.04)	$(0.42)	$0.15

Diluted net (loss) income from discontinued operations	$(0.02)	$(0.81)	$0.07	$(0.78)

Diluted net loss	$(0.14)	$(0.85)	$(0.35)	$(0.63)

Weighted average common shares outstanding, basic	6,953	6,947	6,950	6,992

Weighted average common shares outstanding, diluted	6,953	6,958	6,950	7,013

Exhibit 99.1

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

OPERATING RESULTS

(unaudited)

	Three Months Ended		Twelve Months Ended
	January 1,	January 3,	January 1,	January 3,
	2017	2016	2017	2016
Food and beverage costs(1)	30.5%	30.4%	31.0%	30.5%
Labor and benefit costs(1)	37.2%	36.3%	34.6%	34.1%
Operating expenses(1)	33.0%	30.7%	30.4%	29.1%

Restaurant level operating margins(1)(3)	(0.7)%	2.6%	4.0%	6.3%

Depreciation and amortization(2)	3.7%	4.2%	3.7%	3.9%
General and administrative(2)	18.2%	20.1%	16.9%	16.7%

(Loss) income from continuing operations(2)	(4.7)%	(1.8)%	(4.1)%	1.9%
Adjusted (loss) income from operations(2)	(3.7)%	(4.5)%	0.9%	1.1%

(1)	As a percentage of restaurant sales, net
(2)	As a percentage of total revenue
(3)	Restaurant level operating margin is equal to restaurant sales, net less food and beverage costs, labor and benefit costs, and operating expenses.

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	January 1,	January 3,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$4,450	$5,300
Restricted cash	1,714	1,087
Accounts receivable, net	5,257	4,678
Inventories	1,499	2,070
Prepaid expenses and other current assets	3,531	1,671
Assets held for sale	1	2,211

Total current assets	16,452	17,017

Property, equipment and leasehold improvements, net	25,912	32,491

Other assets:
Intangible assets, net	2,565	2,902
Deferred tax asset	4,633	4,491
Other assets	1,383	710

	$50,945	$57,611

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt and financing lease obligations	$1,371	$2,193
Accounts payable	5,311	5,685
Accrued compensation and benefits	1,321	1,390
Other current liabilities	3,140	3,406
Liabilities held for sale	—	1,747

Total current liabilities	11,143	14,421

Long-term liabilities:
Long-term debt, less current portion	8,849	10,120
Financing lease obligations, less current portion	2,280	2,724
Other liabilities	8,705	8,285

Total liabilities	30,977	35,550

Shareholders’ equity:
Common stock, $0.01 par value, 100,000 shares authorized, 6,958 shares issued and outstanding at January 1, 2017 and January 3, 2016	66	66
Retained earnings	19,902	21,995

Total Shareholders’ equity	19,968	22,061

	$50,945	$57,611

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Twelve Months Ended
	January 1,	January 3,
	2017	2016
Cash flows from operating activities:
Net (loss) income from continuing operations	$(2,942)	$1,079
Adjustments to reconcile net income to cash flows provided by operations:
Depreciation and amortization	3,681	4,452
Amortization of deferred financing costs	115	212
Net gain on disposal of property	(149)	(2,337)
Asset impairment and estimated lease termination and other closing costs	4,788	1,520
Deferred income taxes	(142)	(4,255)
Deferred rent and net amortization of lease interest assets and liabilities	676	909
Stock-based compensation	339	386
Tax benefit for equity awards issued	—	(144)
Changes in operating assets and liabilities, net of acquisition:
Restricted cash	(828)	(439)
Accounts receivable, net	(1,191)	(1,257)
Inventories	191	140
Prepaid expenses and other current assets	(1,876)	267
Deposits	(277)	9
Accounts payable	(696)	(305)
Accrued compensation and benefits	(184)	(2,165)
Other current liabilities	(311)	162
Other liabilities	105	(38)
Long-term deferred compensation	—	(74)

Cash flows provided by (used for) continuing operating activities	1,299	(1,878)
Cash flows (used for) provided by discontinued operating activities	(955)	3,862

Cash flows provided by operating activities	344	1,984

Cash flows from investing activities:
Proceeds from the sale of restaurant assets and décor	1,068	7,502
Purchases of property, equipment and leasehold improvements	(758)	(3,197)

Cash flows provided by continuing investing activities	310	4,305
Cash flows provided by (used for) discontinued investing activities	1,150	(60)

Cash flows provided by investing activities	1,460	4,245

Cash flows from financing activities:
Proceeds from long-term debt	103	—
Proceeds from draws on line of credit	1,855	27,700
Payments on line of credit	—	(24,440)
Payments for debt issuance costs	(259)	(160)
Payments on long-term debt and financing lease obligations	(4,352)	(634)
Payments from exercise of stock options	(1)	—
Tax benefit for equity awards issued	—	144
Repurchase of common stock	—	(5,672)

Cash flows used for financing activities	(2,654)	(3,062)

(Decrease) increase in cash and cash equivalents	(850)	3,167

Cash and cash equivalents, beginning of year	5,300	2,133

Cash and cash equivalents, end of year	$4,450	$5,300

SUPPLEMENTAL SALES INFORMATION

(unaudited)

	Three Months Ended		Twelve Months Ended
	January 1,	January 3,	January 1,	January 3,
	2017	2016	2017	2016
Restaurant sales (in thousands):
Company-Owned	$18,498	$20,899	$81,511	$95,475
Franchise-Operated	$79,215	$86,354	$347,722	$356,787

Total number of restaurants:
Company-Owned	37	44	37	44
Franchise-Operated	139	135	139	135

Total	176	179	176	179

Total weighted average weekly net sales (AWS):
Company-Owned	$38,457	$40,346	$42,365	$42,661
Franchise-Operated	$44,155	$46,154	$48,194	$50,202

Operating weeks:
Company-Owned	481	518	1,924	2,238
Franchise-Operated	1,794	1,871	7,215	7,107

Total Company-Owned comparable sales %	(5.0)%	(10.6)%	(5.0)%	(9.3)%

Total Franchise-Operated %	(5.5)%	(5.2)%	(4.7)%	(2.5)%

Total number of comparable restaurants:
Company-Owned	37	36	37	35
Franchise-Operated	123	120	116	115

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	January 1,	January 3,	January 1,	January 3,
	2017	2016	2017	2016
Net (loss) income from continuing operations	$(827)	$(307)	$(2,942)	$1,079
Asset impairment and estimated lease termination and other closing costs (benefits)	104	(106)	4,788	1,520
Net gain on disposal of equipment	(15)	(581)	(197)	(2,337)
Settlement agreement	—	—	410	—
VP level and above stock-based compensation	(28)	—	(154)	(45)
VP level and above severance	165	—	165	—
Tax adjustment for non-cash adjustments	(84)	434	(2,028)	37

Adjusted net (loss) income from continuing operations	$(685)	$(560)	$42	$254

Adjusted net (loss) income per common share from continuing operations:
Basic adjusted net (loss) income per common share from continuing operations	$(0.10)	$(0.08)	$0.01	$0.04

Diluted adjusted net (loss) income per common share from continuing operations	$(0.10)	$(0.08)	$0.01	$0.04

Shares used to compute net (loss) income per common share:
Weighted average common share outstanding - basic	6,953	6,947	6,950	6,992

Weighted average common share outstanding - diluted	6,953	6,958	6,950	7,013

(Loss) income from operations	$(1,070)	$(447)	$(4,090)	$2,143
Asset impairment and estimated lease termination and other closing costs (benefits)	104	(106)	4,788	1,520
Net gain on disposal of equipment	(15)	(581)	(197)	(2,337)
Settlement agreement	—	—	410	—
VP level and above stock-based compensation	(28)	—	(154)	(45)
VP level and above severance	165	—	165	—

Adjusted (loss) income from operations	$(844)	$(1,134)	$922	$1,281